UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 28, 2008

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	000-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)         On August 28, 2008, Timothy R. Cary resigned from his position as our Chief Operating Officer – Restaurant Operations.

(c)          Effective August 28, 2008, the executive committee of our board of directors elected Darius Gilanfar as our Chief Operating Officer.  He will oversee field operations, purchasing and kitchen management.  Mr. Gilanfar, age 42, has served as our Senior Vice President – Operations since September 2007.  He worked as a consultant with Global Restaurant Systems from October 2006 to September 2007.  From April 2005 to September 2006, Mr. Gilanfar served as Chief Operating Officer and President of Copeland’s Famous New Orleans Restaurant Bar and Bistro.  Mr. Gilanfar previously served as National Director of Barnes and Noble Inc.’s Starbuck’s Café Division from March 2003 to April 2005.  His twenty years of restaurant experience also include having worked for The Cheesecake Factory, Brinker International and Universal Studios City Walk.

There are no familial relationships between Mr. Gilanfar and any other officer or director of our company.  Mr. Gilanfar’s wife, Heidi Martin Gilanfar, serves as a human resources/marketing consultant to our company, and we anticipate paying her more than $120,000 in fiscal year 2008.  There are no other transactions in which Mr. Gilanfar has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Each of our company’s executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.  Mr. Gilanfar is entitled to participate in performance-based cash bonus or equity award plans for senior executives based upon goals established by the board or compensation committee.

We issued a press release regarding the naming of Mr. Gilanfar as Chief Operating Officer on September 3, 2008, which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

See “Exhibit Index.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: September 4, 2008	By:	/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release, dated September 3, 2008.